Exhibit 3.15

AMENDED AND RESTATED BYLAWS OF

LONG TERM PREFERRED CARE, INC.

ARTICLE I

Offices

1.1	Registered Office.

The registered office of Long Term Preferred Care, Inc. (the “Company”) in the State of Tennessee shall be 200 Powell Place, Brentwood, Tennessee 37027, County of Williamson. The name of the registered agent of the Company at such address is William B. King.

1.2	Other Offices.

The Company may also have an office or offices at any other place or places within or outside the State of Tennessee.

ARTICLE II

Meeting of Shareholders; Shareholders’ Consent in Lieu of Meeting

2.1	Annual Meetings.

The annual meeting of the shareholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such place, date and hour as shall be fixed by the Board of Directors (the “Board”) and designated in the notice or waiver of notice thereof, except that no annual meeting need be held if all actions, including the election of directors, required by the Tennessee Business Corporation Act (the “Act”) to be taken at a shareholders’ annual meeting are taken by written consent in lieu of meeting pursuant to Section 2.9 of this Article II.

2.2	Special Meetings.

A special meeting of the shareholders for any purpose or purposes may be called by the Board, the Chairman, the President or the record holders of at least a majority of the issued and outstanding shares of Common Stock of the Company, to be held at such place, date and hour and for such purpose or purposes as shall be designated in the notice or waiver of notice thereof.

2.3	Notice of Meetings.

Except as otherwise required by statute, the Charter of the Company (the “Charter”) or these Bylaws, notice of each annual or special meeting of the shareholders shall be given to each shareholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the day on which the meeting is to be held, by delivering written notice thereof to him personally, or by mailing a copy of such notice, postage prepaid, directly to him at his address as it appears in the records of the Company, or by transmitting such notice thereof to him at such address by telegraph, cable or other telephonic transmission. Every such notice shall state the place, the date and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person without objection or by proxy, or who shall, in person or by his attorney thereunto authorized, waive such notice in writing, either before or after such meeting. Except as otherwise provided in these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the shareholders need be specified in any such notice or waiver of notice. Notice of any adjourned meeting of shareholders shall not be required to be given, except when expressly required by law.

2.4	Quorum.

Except where otherwise provided by the Act, the Charter or these Bylaws, a majority of the votes entitled to be cast on a matter by a voting group shall constitute a quorum of that voting group for action on that matter. In the absence of a quorum, the chair of the meeting or a majority in interest of the shareholders present in person or represented by proxy and entitled to vote shall have the power to adjourn the meeting from time to time, until shareholders holding the requisite amount of stock to constitute a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

2.5	Organization.

Unless otherwise determined by the Board, at each meeting of the shareholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

(a) the Chairman, if any;

(b) the President; or

(c) a person who shall be chosen chairman of such meeting by a majority in voting interest of the shareholders present in person or by proxy and entitled to vote thereat.

The Secretary or, if he shall be presiding over such meeting in accordance with the provisions of this Section 2.5 or if he shall be absent from such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary has been appointed and is present) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

2.6	Order of Business.

The order of business at each meeting of the shareholders shall be determined by the chairman of such meeting, but such order of business may be changed by a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat.

2.7	Voting.

Except as otherwise provided by law, the Charter or these Bylaws, at each meeting of the shareholders, every shareholder of the Company shall be entitled to one vote in person or by proxy for each share of Common Stock of the Company held by him and registered in his name on the books of the Company on the date fixed pursuant to Section 6.7 of Article VI as the record date for the determination of shareholders entitled to vote at such meeting. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. A person whose stock is pledged shall be entitled to vote, unless, in the transfer by the pledgor on the books of the Company, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent such stock and vote thereon. If the name signed on a shareholder document (a vote, consent, waiver, or proxy appointment) corresponds to the name of a shareholder, the Company, if acting in good faith, is entitled to accept such shareholder document and give it effect as the act of the. shareholder. If the name signed on such shareholder document does not correspond to the name of a shareholder, the Company, if acting in good faith, is nevertheless entitled to accept such shareholder document and to give it effect as the act of the shareholder if:

(i) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

(ii) the name signed purports to be that of a fiduciary representing the shareholder and, if the Company requests, evidence of fiduciary status acceptable to the Company has been presented with respect to such shareholder document;

(iii) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Company requests, evidence of this status acceptable to the Company has been presented with respect to the shareholder document;

(iv) the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the Company requests, evidence acceptable to the Company of the signatory’s authority to sign for the shareholder has been presented with respect to such shareholder document; or

(v) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one (1) of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

The Company is entitled to reject a shareholder document if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has a reasonable basis for doubt about the validity of the signature on such shareholder document or about the signatory’s authority to sign for the shareholder. The Company shall not vote directly or indirectly any share of its own capital stock, other than stock held by it in a fiduciary capacity. Any vote of stock may be given by the shareholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such shareholder or by his attorney thereunto authorized, delivered to the secretary of the meeting; provided, however, that no proxy shall be voted after eleven months from its date, unless said proxy provides for a longer period. At all meetings of the shareholders, if a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action (except where other provision is made by law or the Charter). Unless demanded by a shareholder present in person or by proxy at any meeting and entitled to vote thereon, the vote on any question need not be by ballot. Upon a demand by any such shareholder for a vote by ballot upon any question, such vote by ballot shall be taken. On a vote by ballot, each ballot shall be signed by the shareholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

2.8	List of Shareholders.

It shall be the duty of the Secretary or other officer of the Company who shall have charge of its stock ledger to prepare and make, after fixing a record date for a meeting, a complete list of the shareholders who are entitled to notice of a shareholders’ meeting, arranged by voting group in alphabetical order, and showing the address of each shareholder and the number of shares held by each shareholder. Such list shall be open to the examination of any shareholder, during ordinary business hours, beginning two business days after notice of the meeting is given and continuing through the meeting, either at a place within the city where such meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the Company’s principal office. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

2.9	Shareholders’ Consent in Lieu of Meeting.

Any action required by the Act to be taken at any annual or special meeting of the shareholders of the Company, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, by a consent in writing, as permitted by the Act.

ARTICLE III

Board of Directors

3.1	General Powers.

The business, property and affairs of the Company shall be managed by or under the direction of the Board, which may exercise all such powers of the Company and do all such lawful acts and things as are not by law or by the Charter directed or required to be exercised or done by the shareholders.

3.2	Number and Term of Office.

The number of directors shall initially be set at two. Thereafter the number of directors shall be fixed from time to time by the Board but shall be at least one. Directors need not be shareholders. Each director shall hold office until his successor is elected and qualified, or until his earlier death or resignation or removal in the manner hereinafter provided.

3.3	Election of Directors.

At each meeting of the shareholders for the election of directors at which a quorum is present, the directors are elected by a plurality of the votes cast by the shares entitled to vote; provided, however, that for purposes of such, vote no shareholder shall be allowed to cumulate his votes. Unless an election by ballot shall be demanded as provided in Section 2.7 of Article II, election of directors may be conducted in any manner approved at such meeting.

3.4	Resignation, Removal and Vacancies.

Any director may resign at any time by giving written notice to the Board, the Chairman or the Company. Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Any director or the entire Board may be removed, with or without cause, at any time, by the shareholders.

Vacancies occurring on the Board for any reason may be filled by vote of the shareholders or by the shareholders’ written consent pursuant to Section 2.9 of Article II, or by vote of the Board or by the directors’ written consent pursuant to Section 3.6 of this Article III. If the number of directors then in office is less than a quorum, such vacancies may be filled by a vote of a majority of the directors then in office.

3.5	Meetings.

(a) Annual Meetings. As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 3.6 of this Article III.

(b) Other Meetings. Other meetings of the Board shall be held at such times and at such places as the Board, the Chairman, the President or any director shall from time to time determine.

(c) Notice of Meetings. Notice shall be given to each director of each meeting, including the date, time, place and purpose of such meeting. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the date on which such meeting is to be held, or shall be sent to him at such place by telegraph, cable, wireless or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held, but notice need not be given to any director who shall attend such meeting without objection. A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.

(d) Place of Meetings. The Board may hold its meetings at such place or places within or outside the State of Tennessee as the Board may from time to time determine, or as shall be designated in the respective notices or waivers of notice thereof.

(e) Quorum and Manner of Acting. A majority of the total number of directors then in office shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by the Charter or these Bylaws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

(f) Organization. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

(i) the Chairman, if any;

(ii) the President (if a director); or

(iii) any director designated by a majority of the directors present.

The Secretary or, in the case of his absence, an Assistant Secretary, if an Assistant Secretary has been appointed and is present, or any person whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

3.6	Directors’ Consent in Lieu of Meeting.

Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the directors then in office and such consent is filed with the minutes of the proceedings of the Board.

3.7	Action by Means of Conference Telephone or Similar Communications Equipment.

Any one or more members of the Board may participate in a meeting of the Board by means of conference telephone or similar communications equipment by which all persons participating in the meeting can simultaneously hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

3.8	Committees.

The Board may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, such committee or committees to have such name or names as may be determined from time to time by resolution adopted by the Board, and each such committee to consist of one or more directors of the Company, which to the extent provided in said resolution or resolutions (and except as prohibited by the Act) shall have and may exercise the powers of the Board in the management of the business and affairs of the Company and may authorize the seal of the Company to be affixed to all papers which may require it. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board shall have power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

ARTICLE IV

Officers

4.1	Executive Officers.

The principal officers of the Company shall be a Chairman, if one is appointed (and any references to the Chairman shall not apply if a Chairman has not been appointed), a President, a Secretary and a Treasurer, and may include such other officers as the Board may appoint pursuant to Section 4.3 of this Article IV. Any two or more offices may be held by the same person, except the offices of President and Secretary.

4.2	Authority and Duties.

All officers, as between themselves and the Company, shall have such authority and perform such duties in the management of the Company as may be provided in these Bylaws or, to the extent so provided, by the Board.

4.3	Other Officers.

The Company may have such other officers, agents and employees as the Board may deem necessary, including one or more Chief Executive Officers, Co-Chief Executive Officers, Chief Operating Officers, Co-Chief Operating Officers, Chief Financial Officers, Co-Chief Financial Officers, Executive Vice Presidents, Vice Presidents, Assistant Secretaries, and Assistant Treasurers, each of whom shall have such authority and perform such duties as-the Board, may from time to time determine. The Board may delegate to any principal officer the power to appoint and define the authority and duties of, or remove, any such officers, agents or employees.

4.4	Term of Office, Resignation and Removal.

All officers shall be elected or appointed by the Board and shall hold office for such term as may be prescribed by the Board. Each officer shall hold office until his successor has been elected or appointed and qualified or until his earlier death or resignation or removal in the manner hereinafter provided. The Board may require any officer to give security for the faithful performance of his duties.

Any officer may resign at any time by giving notice to the Company. Such resignation shall take effect at the time specified therein or, if the time is not specified, at the time it is delivered.

All officers and agents elected or appointed by the Board shall be subject to removal at any time by the Board of the Company with or without cause and any officer appointed by another officer may be removed by such officer.

4.5	Vacancies.

If the office of Chairman, President, Secretary or Treasurer becomes vacant for any reason, the Board shall fill such vacancy, and if any other office becomes vacant, the Board may fill such vacancy. Any officer so appointed or elected by the Board shall serve only until such time as the unexpired term of his predecessor shall have expired, unless reelected or reappointed by the Board.

4.6	The Chairman.

The Chairman shall give counsel and advice to the Board and the officers of the Company on all subjects concerning the welfare of the Company and the conduct of its business and shall perform such other duties as the Board may from time to time determine. Unless otherwise determined by the Board, he shall preside at meetings of the Board and of the shareholders at which he is present.

4.7	The President.

Unless otherwise determined by the Board, the President shall be the chief executive officer of the Company. The President shall have general and active management and control of the business and affairs of the Company subject to the control of the Board and shall see that all orders and resolutions of the Board are carried into effect. The President shall from time to time make such reports of the affairs of the Company as the Board may require and shall perform such other duties as the Board may from time to time determine.

4.8	The Secretary.

The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of the shareholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose. He may give, or cause to be given, notice of all meetings of the shareholders and of the Board, and shall perform such other duties as may be prescribed by the Board, the Chairman or the President, under whose supervision he shall act. He shall keep in safe custody the seal of the Company and affix the same to any duly authorized instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or, if appointed, an Assistant Secretary or an Assistant Treasurer. He shall keep in safe custody the certificate books and shareholder records and such other books and records as the Board may direct, and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman or the President.

4.9	The Treasurer.

The Treasurer shall have the care and custody of the corporate funds and other valuable effects, including securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, shall render to the Chairman, President and directors, at the regular meetings of the Board or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Company and shall perform all other duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board, the Chairman or the President.

ARTICLE V

Contracts, Checks, Drafts, Bank Accounts, Etc.

5.1	Execution of Documents.

The Board shall designate, by either specific or general resolution, the officers, employees and agents of the Company who shall have the power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Company, and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Company. Unless so designated or expressly authorized by these Bylaws, no officer, employee or agent shall have any power or authority to bind the Company by any contract or engagement, to pledge its credit or to render it liable pecuniarily for any purpose or amount.

5.2	Deposits.

All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company or otherwise as the Board or Treasurer, or any other officer of the Company to whom power in this respect shall have been given by the Board, shall select.

5.3	Proxies with Respect to Stock or Other Securities of Other Corporations.

The Board shall designate the officers of the Company who shall have authority from time to time to appoint an agent or agents of the Company to exercise in the name and on behalf of the Company the powers and rights which the Company may have as the holder of stock or other securities in any other entity, and to vote or consent with respect to such stock or securities. Such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and such designated officers may execute or cause to be executed in the name and on behalf of the Company and under its corporate seal or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Company may exercise its powers and rights.

ARTICLE VI

Shares and Their Transfer; Fixing Record Date

6.1	Certificates for Shares.

Every owner of stock of the Company shall be entitled to have a certificate certifying the number and class of shares owned by him in the Company, which shall be in such form as shall be prescribed by the Board. Certificates shall be numbered and issued in consecutive order and shall be signed by, or in the name of, the Company by the Chairman, the President or any Vice President, and by the Treasurer (or an Assistant Treasurer, if appointed) or the Secretary (or an Assistant Secretary, if appointed). In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Company, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Company, such certificate or certificates may nevertheless be adopted by the Company and be issued and delivered as though the person or persons who signed such certificate had not ceased to be such officer or officers of the Company.

6.2	Record.

A record in one or more counterparts shall be kept of the name of the person, firm or Company owning the shares represented by each certificate for stock of the Company issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the stock record of the Company shall be deemed the owner thereof for all purposes regarding the Company.

6.3	Transfer and Registration of Stock.

The transfer of stock and certificates which represent the stock of the Company shall be governed by Chapter 8 of Title 47 of the Tennessee Code Annotated (the Uniform Commercial Code), as amended from time to time.

Registration of transfers of shares of the Company shall be made only on the books of the Company upon request of the registered holder thereof, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Company, and upon the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a stock power duly executed.

6.4	Addresses of Shareholders.

Each shareholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to him, and, if any shareholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his post-office address, if any, as the same appears on the share record books of the Company or at his last known post-office address.

6.5	Lost, Destroyed and Mutilated Certificates.

The holder of any shares of the Company shall immediately notify the Company of any loss, destruction or mutilation of the certificate therefor, and the Board may, in its discretion, cause to be issued to him a new certificate or certificates for such shares, upon the surrender of the mutilated certificates or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board may, in its discretion, require the owner of the lost or destroyed certificate or his legal representative to give the Company a bond in such sum and with such surety or sureties as it may direct to indemnify the Company against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

6.6	Regulations.

The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for stock of the Company.

6.7	Fixing Date for Determination of Shareholders of Record.

(a) In order that the Company may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall be not more than 70 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting which it must do if the meeting is adjourned to a date more than 4 months after the date of the original meeting.

(b) In order that the Company may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall be not more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board and not more than 70 days before the action requiring consent. If no record date has been fixed by the Board, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by the Act, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in the State of Tennessee, its principal place of business or an officer or agent of the Company having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the Company’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by the Act, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(c) In order that the Company may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

ARTICLE VII

Seal

The Board may provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Company, the year of incorporation of the Company and the words and figures “Corporate Seal – Tennessee.”

ARTICLE VIII

Fiscal Year

The fiscal year of the Company shall be the calendar year unless otherwise determined by the Board.

ARTICLE IX

Indemnification and Insurance

9.1	Indemnification.

(a) The Company shall indemnify and advance expenses to each director and officer of the Company, or any person who may have served at the request of the Company’s Board of Directors or its Chief Executive Officer as a director or officer of another corporation (and, in either case, his heirs, executors and administrators), to the full extent allowed by the laws of the State of Tennessee, both as now in effect and as hereafter adopted. The Company may indemnify and advance expenses to any employee or agent of the Company who is not a director or officer (and his heirs, executors and administrators) to the same extent as to a director or officer, if the Board of Directors determines that to do so is in the best interests of the Company.

(b) The rights to indemnification and to the advancement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Charter, agreement, vote of shareholders or disinterested directors or otherwise.

9.2	Insurance.

The Company may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Company or any person who, while a director, officer, employee or agent of the Company, is or was serving at the request of the Company as a director, officer, employer or agent of another Company, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Act.

ARTICLE X

Amendment

Any by-law (including these Bylaws) may be adopted, amended or repealed by the vote of the holders of a majority of the shares then entitled to vote or by the shareholders’ written consent pursuant to Section 2.9 of Article II, or by the vote of the Board or by the directors’ written consent pursuant to Section 3.6 of Article III.

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